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                        SARA LEE CORPORATION AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER COMMON SHARE     EXHIBIT 11
                         (in millions except per share data)

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                                                     Thirteen Weeks Ended          Thirteen Weeks Ended
                                                      September 27, 1997            September 28, 1996
                                                  -------------------------     -------------------------

                                                                    Fully                         Fully
                                                    Primary        Diluted        Primary        Diluted
                                                  -----------    ----------     -----------    ----------
EARNINGS:

Net income                                           $  225         $  225         $  206         $  206

Less:  Dividends on Preferred Stocks,
       net of tax benefits                               (4)            (1)            (7)            (3)

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                  --             (1)            --             (2)
                                                  ---------      ---------      ---------      ---------

Net Income Available for Common Stockholders         $  221         $  223         $  199         $  201
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------




SHARES:

Weighted Average Shares Outstanding                     478            478            482            482

Add:  Common Stock Equivalents -

      Stock options                                       4              5              2              3

      ESOP Convertible Preferred Stock                   --             17             --             18

      Restricted stock and other                          2              2              2              2
                                                  ---------      ---------      ---------      ---------

Adjusted Weighted Average Shares Outstanding            484            502            486            505
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------



NET INCOME PER COMMON SHARE                         $  0.46        $  0.44        $  0.41        $  0.40
                                                  ---------      ---------      ---------      ---------
                                                  ---------      ---------      ---------      ---------
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